UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           FLEXSTEEL INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MINNESOTA                           42-0442319
             -----------------                  --------------------
      (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)            IDENTIFICATION NO.)

                              3400 JACKSON STREET
                            DUBUQUE, IOWA 52004-0877
                            ------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                       DMI FURNITURE, INC. 1993 LONG TERM
                       INCENTIVE STOCK PLAN FOR EMPLOYEES
         DMI FURNITURE, INC. 1998 STOCK PLAN FOR INDEPENDENT DIRECTORS DMI FURNITURE, INC. NONEMPLOYEE DIRECTORS STOCK OPTION PROGRAM
                  TO BE ASSUMED BY FLEXSTEEL INDUSTRIES, INC.
                  -------------------------------------------
                              (FULL TITLE OF PLAN)

                              RONALD J. KLOSTERMAN
          VICE PRESIDENT FINANCE, CHIEF FINANCIAL OFFICER & SECRETARY
                           FLEXSTEEL INDUSTRIES, INC.
                              3400 JACKSON STREET
                            DUBUQUE, IOWA 52004-0877
                           TELEPHONE: (563) 556-7730
              ---------------------------------------------------
              (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE
============================ ================== ========================== ========================= ===================
 Title of securities to be     Amount to             Proposed maximum          Proposed maximum          Amount of
        registered             be registered     offering price per unit   aggregate offering price   registration fee
---------------------------- ------------------ -------------------------- ------------------------- -------------------
Common Stock, $1.00 par             7,880 (1)          $18.39 (2)              $144,913.20 (2)            $18.36
value


(1) Also registered hereby are such additional and indeterminable number of shares of Common Stock as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, $1.00 par value, of Flexsteel Industries, Inc. on the Nasdaq SmallCap Market on September 30, 2003.


                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Flexsteel Industries, Inc., a Minnesota corporation (the "Company"), relating to 7,880 shares of its common stock, par value $1.00 per share ("Common Stock"), issuable to eligible employees of the Company or its subsidiaries under the DMI Furniture, Inc. 1993 Long Term Incentive Stock Plan For Employees, the DMI Furniture, Inc. 1998 Stock Plan For Independent Directors and the DMI Furniture, Inc. Nonemployee Directors Stock Option Program to be assumed by the Company upon consummation of the merger of Churchill Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Churchill"), with and into DMI Furniture, Inc., a Delaware corporation ("DMI"), pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of August 12, 2003, by and among the Company, Churchill and DMI.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference.

          (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2003 filed pursuant to the Exchange Act of 1934.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since June 30, 2003.

          (c) The description of the Registrant's Common Stock set forth in Registrant's Registration Statements filed pursuant to Section 12 of the Exchange Act of 1934 (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statutes, Section 302A.521, generally requires a corporation to indemnify its directors, officers, and employees against judgments, penalties, fines, and expenses, including attorneys' fees, incurred in connection with their official capacities, provided that such person (a) has not been indemnified by another with respect to the same matter, (b) acted in good faith, (c) received no improper personal benefit, (d) had no reasonable cause to believe that his conduct was unlawful, and (e) reasonably believed that his conduct was in the best interests of the corporation.

         The restated articles of the Registrant provide that the Registrant SHALL indemnify its former and present Directors, Officers and Members of Committees of the Board of Directors of Registrant, and one who at the request of Registrant is serving as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise including employee benefit plans; and MAY indemnify one who at the request of the Registrant is serving as an Employee, Partner, Trustee, Fiduciary, Agent, Attorney or in any other capacity of another corporation, partnership, joint venture, trust or other enterprise including employee benefit plans, and one who is serving Registrant as an Other Person such as Employee, Partner, Trustee, Agent, Attorney, Fiduciary, or in any other capacity (all the above hereinafter called Indemnities) for actions undertaken or omitted in such Capacity to the fullest extent permitted by the Minnesota Business Corporation Act, other applicable statutory and case law (the Law), as all the foregoing now exists or hereafter, from time to time, may be changed, amended or supplemented. The indemnification shall inure to the benefit of the person, the person's heirs, legal representatives and administrators.

          If the Indemnitee institutes a Proceeding against the Registrant, the Indemnitee shall not be entitled to indemnification unless the Registrant has first consented in writing to the proceedings prior to its commencement by the Indemnitee.

          In furtherance thereof said Registrant is authorized, but shall not be required, to enter into Contracts and Agreements with any Indemnitee providing for indemnification and for the advancement and reimbursement of attorneys' fees and disbursements, judgments, penalties, fines, excise taxes, other disbursements, amounts paid in settlement and other expenses of every kind and nature (Expenses) - all to the fullest extent permitted by the Law. The Registrant's failure to do so shall in no manner affect or limit the rights provided for in this section or otherwise.

          The maximum aggregate amount of indemnity payable by the Registrant to ALL Indemnities arising out of the same occurrence regardless of how many claims or people are involved is five million dollars in 1987 constant dollars over and above all insurance paid.

          Any repeal, change, or amendment affecting this indemnification or the Minnesota Business Corporation Act or other applicable statutory and case law, shall not apply to eliminate, reduce or adversely affect any rights or protection of an Indemnitee existing prior to such repeal, change or amendment but to the extent that a Law change permits the Registrant to provide greater or broader rights or protection, the Law shall apply retroactively to the effective date of this provision which was adopted in 1987.

          The Registrant purchases and maintains Directors and Officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS.

     5       Opinion of Irving C. MacDonald, Esq.

     23.1    Consent of Deloitte & Touche LLP

     23.2    Consent of Irving C. MacDonald, Esq. (included in Exhibit 5)

     24      Power of Attorney

     99.1 DMI Furniture, Inc. 1993 Long Term Incentive Stock Plan For Employees (incorporated by reference to Exhibit 10(a) of DMI Furniture, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1999 (No. 000-04173))

     99.2 DMI Furniture, Inc. 1998 Stock Plan For Independent Directors (incorporated by reference to Exhibit 10(b) of DMI Furniture, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1999 (No. 000-04173))

     99.3 DMI Furniture, Inc. Nonemployee Directors Stock Option Program (incorporated by reference to Exhibit 10(d) of DMI Furniture, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1999 (No. 000-04173))

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a)  (1)     to file,  during any period in which offers or sales are
                  being made, a post-effective  amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth on the Registration Statement;

                      (iii) to include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) that, for the purpose of determining any liability under the
                  Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on this 30th day of September, 2003.

                                                  FLEXSTEEL INDUSTRIES, INC.

                                                  By:/s/ K. Bruce Lauritsen
                                                     -----------------------
                                                      K. Bruce Lauritsen
                                                      Chief Executive Officer
                                                      and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Date:  September 30, 2003                  /s/ L. Bruce Boylen
                                     ---------------------------------------
                                                L. Bruce Boylen
                                        Chairman, Board Of Directors and
                                                    Director

   Date:  September 30, 2003                 /s/ K. Bruce Lauritsen
                                     ---------------------------------------
                                               K. Bruce Lauritsen
                                     Director, Principal Executive Officer
                                                 and President

   Date:  September 30, 2003                  /s/ Edward Monaghan
                                     ---------------------------------------
                                                Edward Monaghan
                                                    Director

   Date:  September 30, 2003                /s/ James R. Richardson
                                     ---------------------------------------
                                              James R. Richardson
                                                    Director

   Date:  September 30, 2003                /s/ Ronald J. Klosterman
                                     ---------------------------------------
                                              Ronald J. Klosterman
                                     Chief Financial Officer and Principal
                                        Financial Officer and Principal
                                               Accounting Officer

   Date:  September 30, 2003                 /s/ Jeffrey T. Bertsch
                                     ---------------------------------------
                                               Jeffrey T. Bertsch
                                                    Director

   Date:  September 30, 2003                 /s/ Patrick M. Crahan
                                     ---------------------------------------
                                               Patrick M. Crahan
                                                    Director

   Date:  September 30, 2003                 /s/ Thomas E. Holloran
                                     ---------------------------------------
                                               Thomas E. Holloran
                                                    Director

   Date:  September 30, 2003                  /s/ Marvin M. Stern
                                     ---------------------------------------
                                                Marvin M. Stern
                                                    Director

   Date:  September 30, 2003                   /s/ Lynn J. Davis
                                     ---------------------------------------
                                                 Lynn J. Davis
                                                    Director

   Date:  September 30, 2003                   /s/ Eric S. Rangen
                                     ---------------------------------------
                                                 Eric S. Rangen
                                                    Director

   Date:  September 30, 2003                 /s/ Robert E. Deignan
                                     ---------------------------------------
                                                 Robert E. Deignan
                                                      Director

                               INDEX TO EXHIBITS

Exhibit Number             Description
--------------             -----------

     5                     Opinion of Irving C. MacDonald, Esq.

     23.1                  Consent of Deloitte & Touche LLP

     23.2                  Consent of Irving C. MacDonald, Esq. (included in
                           Exhibit 5)

     24                    Power of Attorney

     99.1 DMI Furniture, Inc. 1993 Long Term Incentive Stock Plan For Employees (incorporated by reference to
                           Exhibit 10(a) of DMI Furniture, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1999 (No. 000-04173))

     99.2 DMI Furniture, Inc. 1998 Stock Plan For Independent Directors (incorporated by reference to Exhibit 10(b) of DMI Furniture, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1999 (No. 000-04173))

     99.3 DMI Furniture, Inc. Nonemployee Directors Stock Option Program (incorporated by reference to Exhibit 10(d) of DMI Furniture, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1999 (No. 000-04173))